Exhibit 99.1
Filed by IntercontinentalExchange, Inc.
(Commission File No. 001-32671)
Pursuant to Rule 425 under the
Securities Act of 1933, as amended
Subject Company:
The New York Board of Trade, Inc.
(Commission File No. 132-02604)
Date: September 15, 2006

EARNINGS RELEASE

Contact:
Kelly Loeffler, VP, Investor and Public Relations	Ellen Resnick
IntercontinentalExchange	Crystal Clear Communications
770-857-4726	773-929-9292 (o); 312-399-9295 (c)
kelly.loeffler@theice.com	eresnick@crystalclearPR.com
IntercontinentalExchange, Inc. Reports Third Quarter 2006 Diluted EPS of $0.73,
Revenue Increase of 109%, Net Income Increase of 160%
Third Consecutive Record Quarter for Revenue, Net Income,
Operating Margin and Trading Volume
ATLANTA, GA (November 2, 2006) —IntercontinentalExchange (NYSE: ICE) today reported a third consecutive quarter of record results in revenue, net income and operating margin driven by record trading volume for the third quarter ended September 30, 2006. ICE reported consolidated revenues of $94.7 million, a 109.2% increase compared to the third quarter of 2005. Consolidated operating income rose to $65.4 million, a 163.0% increase compared to the third quarter of 2005, and produced an operating margin of 69.1%. Third quarter 2006 consolidated net income rose 159.5% over the prior third quarter to $43.6 million, and diluted earnings per share in the third quarter were $0.73.
Average daily volume (ADV) for ICE Futures, the company’s futures business segment, in the third quarter of 2006 increased 125.1% to 412,993 contracts, compared to ADV of 183,481 contracts in the third quarter of 2005. Average daily commissions for ICE’s over-the-counter (OTC) segment for the third quarter of 2006 increased 95.3% to $737,967 compared to $377,815 per day in the third quarter of 2005. Average daily commissions reflect daily trading activity in the company’s OTC markets.
“These record results demonstrate ICE’s continued leadership in the electronic energy markets across futures and OTC segments. Market participants are increasingly relying on our global energy markets for their hedging and risk management needs. We continue to expand our products and technology platform to meet the demand for access to our liquid and transparent markets,” said ICE Chairman and CEO Jeffrey C. Sprecher. “In addition to producing exceptional growth, our expanding operating margins reflect our strong commitment to financial discipline.”
“We are moving forward under our agreement reached in September to acquire the New York Board of Trade, and look forward to joining together with this very highly respected

U.S. futures exchange to form a leading global commodity marketplace,” Sprecher continued. “We are pleased with the progress on the acquisition to date, and we believe that the merger between ICE and NYBOT will create a winning combination for customers and stakeholders.”
Third-Quarter Results
For the third quarter of 2006, ICE’s consolidated revenues were $94.7 million, an increase of 109.2% compared to $45.2 million in revenues in the third quarter of 2005, and a 28.6% increase compared to the second quarter of 2006. Consolidated transaction revenues totaled $83.9 million, for an increase of 106.4% compared to $40.7 million in the third quarter of 2005. Transaction revenues accounted for 88.7% of consolidated revenues in the third quarter of 2006. Consolidated market data revenues increased 161.5% to $9.7 million, compared to the prior year’s third quarter market data revenues of $3.7 million following a revision to market data pricing earlier this year. Approximately 58% of ICE’s third quarter revenues were derived from North America.
Third quarter 2006 transaction revenues in ICE’s OTC business segment increased 89.9% to $46.7 million compared to $24.6 million in the third quarter of 2005. Contract volume in ICE’s cleared OTC markets increased 144.1% to a record 37.1 million contracts in the third quarter, compared to 15.2 million contracts in the same period of 2005. ICE introduced 13 new cleared OTC contracts during the third quarter, following the launch of 43 cleared contracts in the first half of 2006, bringing ICE’s total cleared OTC contracts to more than 80 products. Revenue generated by the new cleared OTC contracts introduced in 2006 accounted for $2.1 million of OTC transaction revenue in the third quarter of 2006. The OTC business segment accounted for 55.7% of third quarter 2006 consolidated transaction revenues.
Transaction revenues for ICE’s futures segment totaled $37.2 million, an increase of 131.8% over futures transaction revenues of $16.0 million in the third quarter last year. Growth was driven by strong increases in contract volume, a price adjustment in the second quarter, as well as new contracts and new participants in ICE Futures’ regulated electronic markets. The futures segment accounted for 44.3% of third quarter 2006 consolidated transaction revenues.
Consolidated operating expenses during the third quarter of 2006 totaled $29.3 million, an increase of 43.6% compared to $20.4 million for the third quarter of 2005. The primary increase in third quarter 2006 expenses resulted from an increase in patent royalty payments relating to futures as contract volume rose. In the third quarter of 2006, royalty payments and accruals totaled $3.2 million compared to $0.6 million in the third quarter of 2005. The Wagner patent will expire in February 2007, and ICE’s royalty payments and expenses will cease at that time. In addition, the non-cash compensation costs relating to ICE’s adoption on January 1, 2006 of SFAS 123R resulted in a stock-based non-cash compensation expense of $1.9 million in the third quarter of 2006 compared to $0.4 million in the same period of 2005.
Third quarter 2006 consolidated operating income was $65.4 million, an increase of 163.0% compared to $24.9 million in the prior year’s third quarter. Operating margin in the third quarter of 2006 was 69.1%, a substantial increase from 54.9% in last year’s third quarter.
Consolidated net income in the third quarter of 2006 was $43.6 million, an increase of 159.5% compared to net income of $16.8 million for the third quarter of 2005. Diluted earnings per share were $0.73 in the third quarter of 2006, which was based on 59.6 million diluted weighted average common shares outstanding.
Consolidated cash flows from operations were $45.4 million in the third quarter of 2006 compared to $13.3 million in the same period in the prior year. Capital expenditures in the third quarter of 2006 totaled $4.0 million, which was flat compared to the third quarter of 2005. Capitalized software development costs totaled $1.5 million in the third quarter of 2006, compared to $1.4 million in the same period in the prior year. Unrestricted cash and investments were $248.2 million as of September 30, 2006, compared to $133.5 million as of December 31, 2005. ICE ended the third quarter with no debt.
Business Update
•	Pending required regulatory and membership approvals, ICE expects the closing of the merger with the NYBOT to occur in the first quarter of 2007. ICE filed its Registration Statement on Form S-4 (Reg. No. 333-138312) relating to the merger with NYBOT with the Securities and Exchange Commission on October 31, 2006 (See “Important Merger Information” below). The NYBOT membership is expected to vote on the transaction in December 2006 or January 2007.

•	This morning, ICE announced in its monthly volume press release, October ADV in its futures segment totaled 471,268 contracts, an increase of 157% over October 2005. Average daily commissions in its OTC segment were $849,454 in October, an increase of 159% over October 2005.

•	Non-cash compensation expenses for fiscal 2006 are expected to total $9.2 million - $9.7million.

•	Wagner patent expenses may continue to increase if U.S. futures volume increases. The total expense from royalty payments and the amortization are expected to be in the range of $11.1 million- $11.6 million for fiscal 2006.

•	ICE expects a fiscal 2006 consolidated tax rate in the range of 35-36%.

•	ICE expects the year-end diluted share count to be in the range of 59.5 — 60.0 million shares, and expects the fourth quarter 2006 diluted share count to be in the range of 59.9 — 60.4 million shares.

•	Capital expenditure expectations for the fiscal year 2007 are in the range of $15 million — $20 million.
Earnings Conference Call Information
ICE will hold a conference call today, November 2, at 8:30 a.m. ET to present its third quarter results. The call will be broadcast live over the Internet via the Investor Resources page on the company’s website at www.theice.com. A brief slideshow will be available on the website in conjunction with the earnings call. The call will be temporarily archived on the company’s website. Historical futures volume and OTC commission data can be found at: https://www.theice.com/marketdata/recordsAndVolumes/volumes2006.jsp
About IntercontinentalExchange
IntercontinentalExchange® (NYSE: ICE) operates the leading global, electronic marketplace for trading both futures and OTC energy contracts. ICE offers a range of contracts based on crude oil and refined products, natural gas, power and emissions. ICE conducts its futures markets through its regulated London-based subsidiary, ICE Futures, Europe’s leading energy exchange. ICE Futures offers liquid markets in the world’s leading oil benchmarks: Brent Crude futures and West Texas Intermediate (WTI) Crude futures, as well as the leading heating oil futures contract by traded volume. ICE introduced the concept of cleared OTC energy contracts and today offers the most liquid and transparent electronic OTC market in North America. ICE also offers a range of risk management and trading support services, including customized energy market data offerings through its ICE Data business unit and electronic trade confirmations. ICE was added to the Russell 1000® Index on June 30, 2006. Headquartered in Atlanta, ICE also has offices in Calgary, Chicago, Houston, London, New York and Singapore, with regional telecommunications hubs in Chicago, New York, London and Singapore. For more information, please visit www.theice.com.

Forward-Looking Statements
Certain statements in this press release may contain forward-looking information regarding ICE, NYBOT and the combined company after the completion of the merger and are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: our business environment; increasing competition; technological developments; adjustments to commission rates; expectations of various costs; our belief that cash flows will be sufficient to fund our working capital needs and capital expenditures at least through the end of 2007; our ability to increase the connectivity to our marketplace; expansion of our market data business; development of new products and services; pursuit of strategic acquisitions and alliances on a timely, cost-effective basis; maintaining existing market participants and attracting new ones; protection of our intellectual property rights and our ability to not violate the intellectual property rights of others; changes in domestic and foreign regulations or government policy; adverse litigation results; our belief in our electronic platform and disaster recovery system technologies and the ability to gain access to comparable products and services if our key technology contracts were terminated; and the benefits of the merger involving ICE and NYBOT, including future strategic and financial benefits, the plans, objectives, expectations and intentions of ICE following the completion of the merger.
The following factors, among others, could cause actual results to differ from those as set forth in the forward-looking statements: the ability to obtain governmental approvals and rulings on or regarding the transaction with NYBOT; the failure of NYBOT members to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the revenue opportunities, cost savings and other anticipated synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it difficult to maintain relationships with customers and employees; competition and its effect on pricing, spending and third-party relationships and revenues; social and political issues such as war, political unrest or terrorism; general economic conditions and normal business uncertainty. Additional risks and factors are identified in ICE’s filings with the SEC, including ICE’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and ICE’s Registration Statement on Form S-4 (Reg. No. 333-138312) for the merger with NYBOT. These filings are also available in the Investor Resources section of our website. All forward-looking statements in this press release are based on information known to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statements.
You should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Except for any obligations to disclose material information under the Federal securities laws, ICE undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report.
Important Merger Information
In connection with the proposed merger, ICE has filed certain relevant documents with the SEC, including a Registration Statement on Form S-4, and intends to file additional relevant materials with the SEC and a prospectus/ proxy statement regarding the proposed transaction. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROSPECTUS/PROXY STATEMENT REGARDING THE TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the Registration Statement and the prospectus/proxy statement, as well as other filings containing information about ICE and NYBOT, without charge, at the SEC’s website (http://www.sec.gov). Copies of the Registration Statement and the prospectus/proxy statement will also be available, without charge, once they are printed in final form by directing a request to ICE at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328, Attention: Investor Relations; or by emailing a request to ir@theice.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Condensed Consolidated Unaudited Financial Statements
INTERCONTINENTALEXCHANGE, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended Sept. 30,
	2006	2005
Revenues:
Transaction fees, net	$83,937	$40,659
Market data fees	9,749	3,728
Other	976	858

Total revenues	94,662	45,245

Operating expenses:
Compensation and benefits	12,987	9,416
Professional services	2,798	2,424
Patent royalty expense	3,151	603
Selling, general and administrative	7,017	4,268
Depreciation and amortization	3,327	3,673

Total operating expenses	29,280	20,384

Operating income	65,382	24,861

Other income (expense):
Interest income	2,956	682
Interest expense	(56)	(172)
Other income (expense), net	(169)	205

Total other income, net	2,731	715

Income before income taxes	68,113	25,576
Income tax expense	24,467	8,755

Net income	$43,646	$16,821

Redemption adjustments to redeemable stock put	—	(14,065)

Net income available to common shareholders	$43,646	$2,756

Earnings per common share:
Basic	$0.77	$0.05

Diluted	$0.73	$0.05

Weighted average common shares outstanding:
Basic	56,792	52,915

Diluted	59,612	54,200

INTERCONTINENTALEXCHANGE, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEET
(IN THOUSANDS)

Sept. 30,
2006
ASSETS
Current assets:
Cash and cash equivalents	$70,182
Restricted cash	15,664
Short-term investments	178,028
Customer accounts receivable:
Trade, net of allowance for doubtful accounts	36,431
Related-parties	268
Assets held for sale	3,698
Prepaid expenses and other current assets	7,120

Total current assets	311,391

Property and equipment, net	22,395

Other noncurrent assets:
Goodwill, net	79,574
Other intangible assets, net	1,585
Other noncurrent assets	5,905

Total other noncurrent assets	87,064

Total assets	$420,850

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$799
Accrued salaries and benefits	12,705
Accrued liabilities	11,511
Income taxes payable	7,137
Current deferred tax liability, net	347
Deferred revenue	2,817

Total current liabilities	35,316

Noncurrent liabilities:
Noncurrent deferred tax liability, net	4,331
Other noncurrent liabilities	1,770

Total noncurrent liabilities	6,101

Total liabilities	41,417

SHAREHOLDERS’ EQUITY:
Common stock	588
Treasury stock, at cost	(9,400)
Additional paid-in capital	218,792
Retained earnings	142,187
Accumulated other comprehensive income	27,266

Total shareholders’ equity	379,433

Total liabilities and shareholders’ equity	$420,850